 Exhibit 99.1

MPG OFFICE TRUST REPORTS
SECOND QUARTER 2011 FINANCIAL RESULTS

LOS ANGELES, August 1, 2011 – MPG Office Trust, Inc. (NYSE: MPG), a Southern California-focused real estate investment trust, today reported results for the quarter ended June 30, 2011.

Significant Second Quarter Events

•	We had $144.7 million of cash as of June 30, 2011 (excluding restricted cash related to mortgages in default), of which $66.0 million was unrestricted and $78.7 million was restricted.

•	During the second quarter of 2011, we completed new leases and renewals totaling approximately 412,000 square feet (including our pro rata share of our joint venture properties).

•
On April 1, 2011, we completed the disposition of 701 North Brand located in Glendale, California to the property’s lender. As a result of the disposition, we were relieved of the obligation to repay the $33.8 million mortgage loan secured by the property and received cash consideration.

•
On April 26, 2011, we disposed of 550 South Hope located in Los Angeles, California in cooperation with the special servicer on the mortgage loan. As a result of the disposition, we were relieved of the obligation to repay the $200.0 million mortgage loan secured by the property as well as accrued contractual and default interest.

•
On May 1, 2011, we extended our $109.0 million mortgage loan secured by Brea Corporate Place and Brea Financial Commons. The final maturity date of this loan is May 1, 2012, and there are no remaining extension options. No cash paydown was made to extend the loan, and the loan terms remain unchanged.

•	On May 1, 2011, we repaid our $15.0 million unsecured term loan upon maturity using cash on hand.

•
On May 27, 2011, we disposed of the Westin® Pasadena Hotel located in Pasadena, California. As a result of the disposition, we received proceeds of $92 million, net of transaction costs, of which $79 million was used to repay the mortgage loan secured by the hotel and the adjacent Plaza Las Fuentes office building (which is now unencumbered). The remaining $13 million of cash proceeds, along with reserves totaling $2 million returned to us by the lender upon repayment of the mortgage loan, is available to us as unrestricted cash.

•	On June 6, 2011, the special purpose property-owning subsidiaries that own 700 North Central and 801 North Brand defaulted on the mortgage loans secured by the respective properties.

•
On June 29, 2011, we completed the refinancing of the mortgage loan secured by One California Plaza (a joint venture property), with a $140.0 million initial loan and the ability to fund up to an additional $20.0 million for certain future leasing and leasing capital related expenditures. We have a 20% interest in the joint venture.

•
On June 30, 2011, we disposed of 2600 Michelson located in Irvine, California in cooperation with the special servicer on the mortgage loan. As a result of the disposition, we were relieved of the obligation to repay the $110.0 million mortgage loan secured by the property as well as accrued contractual and default interest.

Subsequent Events

•
On July 22, 2011, we disposed of City Tower located in Orange, California in cooperation with the special servicer on the mortgage loan. As a result of the disposition, we were relieved of the obligation to repay the $140.0 million mortgage loan secured by the property as well as accrued contractual and default interest.

•
On July 25, 2011, the Company entered into an exchange agreement providing for the exchange of 218,635 shares of its Series A preferred stock for 1,127,597 shares of its common stock. For purposes of this exchange, the exchange ratio was 5.157 shares of common stock for each share of Series A preferred stock, with the Series A preferred stock valued at $19.00 per share and the common stock valued at $3.684 per share, the trailing five-day average closing price.

•
On July 27, 2011, the Company entered into an exchange agreement providing for the exchange of 50,995 shares of its Series A preferred stock for 262,981 shares of its common stock. For purposes of this exchange, the exchange ratio was 5.157 shares of common stock for each share of Series A preferred stock, with the Series A preferred stock valued at $16.50 per share and the common stock valued at $3.20 per share, the closing price on July 27, 2011.

Second Quarter 2011 Financial Results
Net income available to common stockholders for the quarter ended June 30, 2011 was $118.4 million, or $2.42 per share, compared to net loss available to common stockholders of $(53.5) million, or $(1.10) per share, for the quarter ended June 30, 2010.

Our share of Funds from Operations (FFO) available to common stockholders for the quarter ended June 30, 2011 was $87.4 million, or $1.75 per diluted share, compared to $(25.2) million, or $(0.52) per share, for the quarter ended June 30, 2010. Our share of FFO before specified items was $(1.6) million, or $(0.03) per share, for the quarter ended June 30, 2011 as compared to $(0.6) million, or $(0.01) per share, for the quarter ended June 30, 2010.

The weighted average number of common and common equivalent shares used to calculate basic earnings per share for the quarter ended June 30, 2011 was 49,040,268 due to our net loss from continuing operations.

As of June 30, 2011, our office portfolio (including Properties in Default) was comprised of whole or partial interests in 21 office properties totaling approximately 14 million net rentable square feet, and on- and off-site structured parking plus surface parking totaling approximately 8 million square feet, which accommodates approximately 24,000 vehicles.

We will host a conference call and audio webcast, both open to the general public, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) on Tuesday, August 2, 2011, to discuss the financial results of the second quarter and provide a company update.  The conference call can be accessed by dialing (866) 394-8461 (Domestic) or (706) 758-3042 (International), ID number 83834893.  The live conference call can be accessed via audio webcast at the Investor Relations section of our website, located at www.mpgoffice.com, or through Thomson Reuters at www.earnings.com.  Our Supplemental Operating and Financial Data package is available at the Investor Relations section of our website, located at www.mpgoffice.com under “Financial Reports–Quarterly & Other Reports.”

A replay of the conference call will be available approximately two hours following the call through August 5, 2011.  To access this replay, dial (855) 859-2056 (Domestic) or (404) 537-3406 (International).  The required passcode for the replay is ID number 83834893.  The replay can also be accessed via audio webcast at the Investor Relations section of our website, located at www.mpgoffice.com, or through Thomson Reuters at www.earnings.com.

About MPG Office Trust, Inc.
MPG Office Trust, Inc. is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market. MPG Office Trust, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing and financing. For more information on MPG Office Trust, visit our website at www.mpgoffice.com.

Business Risks
This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include: risks associated with the availability and terms of financing; risks associated with the timing and consequences of loan defaults and related asset dispositions; risks associated with our loan modification efforts; risks associated with our liquidity situation; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with increases in interest rates, volatility in the securities markets and contraction in the credit markets affecting our ability to extend or refinance existing loans as they come due; risks associated with the continued or increased negative impact of the current credit crisis and global economic slowdown; risks associated with joint ventures; risks associated with our ability to dispose of properties, if and when we decide to do so, at prices or terms set by or acceptable to us; risks associated with our dependence on key personnel whose continued service is not guaranteed; risks associated with contingent guaranties by our Operating Partnership; risks associated with our potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and potential liability for uninsured losses and environmental contamination.

For a further list and description of such risks and uncertainties, see our Annual Report on Form 10-K filed on March 16, 2011 with the Securities and Exchange Commission. The Company does not update forward-looking statements and disclaims any intention or obligation to update or revise them, whether as a result of new information, future events or otherwise.

CONTACT:	MPG Office Trust, Inc.
Peggy Moretti
Executive Vice President, Investor and Public Relations
(213) 613-4558

MPG OFFICE TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	June 30, 2011	December 31, 2010
	(Unaudited)
ASSETS
Investments in real estate	$2,692,470	$3,063,186
Less: accumulated depreciation	(636,119)	(668,328)
Investments in real estate, net	2,056,351	2,394,858

Cash and cash equivalents	65,985	46,864
Restricted cash	97,953	142,795
Rents and other receivables, net	3,666	5,809
Deferred rents	55,992	60,609
Deferred leasing costs and value of in-place leases, net	79,467	91,311
Deferred loan costs, net	10,261	13,972
Other assets	13,104	14,794
Total assets	$2,382,779	$2,771,012

LIABILITIES AND DEFICIT
Liabilities:
Mortgage and other loans	$3,140,841	$3,576,493
Accounts payable and other liabilities	150,437	196,015
Acquired below-market leases, net	30,835	44,026
Total liabilities	3,322,113	3,816,534

Deficit:
Stockholders’ Deficit:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; 7.625% Series A Cumulative Redeemable Preferred Stock, $25.00 liquidation preference, 10,000,000 shares issued and outstanding	100	100
Common stock, $0.01 par value, 100,000,000 shares authorized; 49,558,961 and 48,925,499 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	496	489
Additional paid-in capital	705,006	702,556
Accumulated deficit and dividends	(1,507,104)	(1,594,407)
Accumulated other comprehensive loss	(24,616)	(29,079)
Total stockholders’ deficit	(826,118)	(920,341)
Noncontrolling Interests:
Common units of our Operating Partnership	(113,216)	(125,181)
Total deficit	(939,334)	(1,045,522)
Total liabilities and deficit	$2,382,779	$2,771,012

MPG OFFICE TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Revenue:
Rental	$53,639	$55,930	$107,327	$112,756
Tenant reimbursements	20,662	21,090	41,316	43,036
Parking	9,193	9,730	18,227	19,912
Management, leasing and development services	1,126	1,062	2,125	2,023
Interest and other	1,800	234	1,995	451
Total revenue	86,420	88,046	170,990	178,178

Expenses:
Rental property operating and maintenance	21,578	20,629	41,858	41,158
Real estate taxes	7,495	7,355	14,990	14,691
Parking	2,290	2,500	4,818	5,105
General and administrative	5,308	6,517	11,999	14,124
Other expense	1,917	1,603	3,679	3,052
Depreciation and amortization	25,890	26,204	51,273	54,449
Interest	56,380	48,420	109,688	96,557
Loss from early extinguishment of debt	164	—	164	—
Total expenses	121,022	113,228	238,469	229,136

Loss from continuing operations before equity in net loss of unconsolidated joint venture and gain on sale of real estate	(34,602)	(25,182)	(67,479)	(50,958)
Equity in net loss of unconsolidated joint venture	(21)	196	(333)	397
Gain on sale of real estate	—	—	—	16,591
Loss from continuing operations	(34,623)	(24,986)	(67,812)	(33,970)

Discontinued Operations:
Loss from discontinued operations before gains on settlement of debt and sale of real estate	(18,182)	(31,190)	(24,980)	(45,397)
Gains on settlement of debt	127,849	—	127,849	49,121
Gains on sale of real estate	63,629	—	63,629	—
Income (loss) from discontinued operations	173,296	(31,190)	166,498	3,724

Net income (loss)	138,673	(56,176)	98,686	(30,246)
Net (income) loss attributable to common units of our Operating Partnership	(15,483)	7,421	(10,278)	4,837
Net income (loss) attributable to MPG Office Trust, Inc.	123,190	(48,755)	88,408	(25,409)
Preferred stock dividends	(4,766)	(4,766)	(9,532)	(9,532)
Net income (loss) available to common stockholders	$118,424	$(53,521)	$78,876	$(34,941)

Basic income (loss) per common share:
Loss from continuing operations	$(0.71)	$(0.54)	$(1.39)	$(0.79)
Income (loss) from discontinued operations	3.13	(0.56)	3.00	0.07
Net income (loss) available to common stockholders per share	$2.42	$(1.10)	$1.61	$(0.72)

Weighted average number of common shares outstanding	49,040,268	48,692,588	49,028,693	48,613,815

Amounts attributable to MPG Office Trust, Inc.:
Loss from continuing operations	$(30,069)	$(21,363)	$(58,844)	$(28,668)
Income (loss) from discontinued operations	153,259	(27,392)	147,252	3,259
	$123,190	$(48,755)	$88,408	$(25,409)

MPG OFFICE TRUST, INC.
FUNDS FROM OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

		For the Three Months Ended		For the Six Months Ended
		June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Reconciliation of net income (loss) available to common stockholders to funds from operations:
Net income (loss) available to common stockholders		$118,424	$(53,521)	$78,876	$(34,941)
Add:	Depreciation and amortization of real estate assets	27,212	31,569	54,999	66,557
	Depreciation and amortization of real estate assets – unconsolidated joint venture (a)	1,730	1,913	3,431	3,811
	Net income (loss) attributable to common units of our Operating Partnership	15,483	(7,421)	10,278	(4,837)
	Unallocated losses – unconsolidated joint venture (a)	(374)	(1,252)	(374)	(2,214)
Deduct:	Gains on sale of real estate	63,629	—	63,629	16,591
Funds from operations available to common stockholders and unit holders (FFO) (b)		$98,846	$(28,712)	$83,581	$11,785
Company share of FFO (c) (d)		$87,417	$(25,215)	$73,927	$10,337
FFO per share – basic		$1.78	$(0.52)	$1.51	$0.21
FFO per share – diluted		$1.75	$(0.52)	$1.47	$0.21
Weighted average number of common shares outstanding – basic		49,040,268	48,692,588	49,028,693	48,613,815
Weighted average number of common and common equivalent shares outstanding – diluted		50,064,195	49,442,240	50,188,916	49,323,558

Reconciliation of FFO to FFO before specified items: (e)
FFO available to common stockholders and unit holders (FFO)		$98,846	$(28,712)	$83,581	$11,785
Add:	Loss from early extinguishment of debt	399	106	399	485
	Default interest accrued on mortgages in default	12,803	10,541	22,881	20,904
	Writeoff of deferred financing costs related to mortgages in default	133	—	1,759	562
	Impairment of long-lived assets	13,888	17,447	13,888	17,447
Deduct:	Gains on settlement of debt	127,849	—	127,849	49,121
FFO before specified items		$(1,780)	$(618)	$(5,341)	$2,062
Company share of FFO before specified items (c) (d)		$(1,574)	$(543)	$(4,721)	$1,810
FFO per share before specified items – basic		$(0.03)	$(0.01)	$(0.10)	$0.04
FFO per share before specified items – diluted		$(0.03)	$(0.01)	$(0.10)	$0.04
__________

(a)	Amount represents our 20% ownership interest in our joint venture with Charter Hall Group.

(b)
Funds from operations, or FFO, is a widely recognized measure of REIT performance. We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income or loss (as computed in accordance with U.S. generally accepted accounting principles, or GAAP), excluding gains from disposition of property (but including impairments and provisions for losses on property held for sale), plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements). Adjustments for our unconsolidated joint venture are calculated to reflect FFO on the same basis.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO. As a result, FFO should be considered only as a supplement to net income or loss as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flows from operating activities (as computed in accordance with GAAP).

(c)	Based on a weighted average interest in our Operating Partnership of approximately 88.4% and 87.8% for the three months ended June 30, 2011 and 2010, respectively.

(d)	Based on a weighted average interest in our Operating Partnership of approximately 88.4% and 87.8% for the six months ended June 30, 2011 and 2010, respectively.

(e)
Management also uses FFO before specified items as a supplemental performance measure because losses from early extinguishment of debt, default interest, the impairment of long-lived assets and gains on settlement of debt create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the writeoff of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions or dispositions. Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

As of June 30, 2011, the mortgage loans on the following properties were in default: Stadium Towers Plaza, 500 Orange Tower and City Tower in Central Orange County, Two California Plaza in Downtown Los Angeles, and 700 North Central and 801 North Brand in Glendale. We are accruing interest on the defaulted mortgage loans at the default rate per the applicable loan agreements. We have excluded default interest accrued on mortgages in default as well as the writeoff of deferred financing costs related to the mortgage loans on these properties from the calculation of FFO before specified items since these charges are a direct result of management’s decision to dispose of property other than by sale or modify the loan (in the case of Two California Plaza).  Management views these charges as costs to complete the disposition of the related properties or the modification of the loan.

Impairment of long-lived assets represents charges taken to write down depreciable real estate assets to estimated fair value when events or changes in circumstances indicate that the carrying amount may not be recoverable. In some instances, the disposition of properties impaired in prior periods may result in a gain on settlement of debt at the time of disposition. Per the NAREIT definition of FFO, gains from property dispositions are excluded from the calculation of FFO; however, impairment losses are required to be included. Management excludes gains from property dispositions, impairment losses and gains on settlement of debt from the calculation of FFO before specified items because they relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition. These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.